As filed with the Securities and Exchange Commission on May 4, 2018.
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

ANDEAVOR

(Exact Name of Registrant as Specified in its Charter)

Delaware	95-0862768
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

19100 Ridgewood Parkway
San Antonio, TX	78259
(Address of Principal Executive Offices)	(Zip Code)

Andeavor 2018 Long-Term Incentive Plan
(Full Title of Plans)

Kim K. W. Rucker
Andeavor
19100 Ridgewood Parkway
San Antonio, Texas 78259
(210) 626-6000
(Name, address, and telephone number, including area code, of agent for service)

With copies to:
Frank J. Aquila
Catherine M. Clarkin
Sullivan & Cromwell LLP
125 Broad Street
New York, NY 10004
(212) 558-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer”, “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☑	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.
☐

Calculation of Registration Fee

Title of securities to be registered	Amount to be registered(1) (2)	Proposed maximum offering price per share(3)	Proposed maximum aggregate offering price(3)	Amount of registration fee(4)
Common Stock, par value $0.16 2/3 per share	1,850,000 shares	$133.94	$247,789,000	$30,850

(1)
This registration statement (this “Registration Statement”) covers the issuance of an aggregate of 1,850,000 shares of common stock, par value $0.16 2/3 per share (“Andeavor Common Stock”), of Andeavor, a Delaware corporation (the “Registrant”).

(2)
Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Andeavor Common Stock that may become issuable under the Andeavor 2018 Long-Term Incentive Plan pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without receipt of consideration which results in an increase in the number of the registrant’s outstanding shares of common stock.

(3)
Estimated solely for purposes of calculating the registration fee in accordance with Rules 457(c) and 457(h) under the Securities Act, based on the average of the high and low sales prices per share of the Andeavor Common Stock as reported on the New York Stock Exchange on May 1, 2018.

(4)	Determined in accordance with Section 6(b) of the Securities Act at a rate equal to $124.50 per $1,000,000 of the proposed maximum aggregate offering price.

Explanatory Note
This Registration Statement is filed by the Registrant for the purpose of registering 1,850,000 shares of Andeavor Common Stock, issuable to eligible officers, employees, non-employee directors and other service providers of the Registrant and its subsidiaries under the Andeavor 2018 Long-Term Incentive Plan (the “Plan”).
Part I
Information Required in the Section 10(a) Prospectus
Item 1. Plan Information
The documents containing the information specified in Part I will be sent or given to employees participating in Plans, as applicable, as specified by Rule 428(b)(1) promulgated under the Securities Act. In accordance with the instructions to Part I of Form S-8, such documents will not be filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 promulgated under the Securities Act. These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this registration statement, taken together, constitute the prospectus as required by Section 10(a) of the Securities Act.
Item 2. Registrant Information and Employee Plan Annual Information
Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement, which are also incorporated by reference in the Section 10(a) prospectus, other documents required to be delivered to eligible participants pursuant to Rule 428(b), or additional information about the Plan, will be available without charge.
Part II
Information Required in the Registration Statement
Item 3. Incorporation of Documents by Reference
The following documents, which have been filed with the Commission by the Registrant pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as applicable, are hereby incorporated by reference in, and shall be deemed to be a part of, this Registration Statement:

(a)
the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the Commission on February 21, 2018, which contains audited financial statements for the latest period for which such statements have been filed;

(b)	the Registrant’s current reports on Form 8-K filed with the Commission on January 3, 2018, February 20, 2018, April 30, 2018 and May 1, 2018; and
(c)
the description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A, filed with the Commission under Section 12(b) of the Exchange Act on April 21, 1969 and amended by a Form 8 dated April 23, 1969, including any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, on or after the date of this Registration Statement (except for the portions of the Registrant’s Current Reports on Form 8-K furnished or otherwise not filed with the Commission which are deemed not to be incorporated by reference into this Registration Statement) and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.
Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities
Not applicable.
Item 5. Interests of Named Experts and Counsel
Not applicable.
Item 6. Indemnification of Directors and Officers
Section 145 of the Delaware General Corporation Law ("DGCL") empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the rights of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person. The statute provides that it is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.
The Registrant’s bylaws contain provisions that provide for indemnification of officers and directors to the fullest extent permitted by, and in the manner permissible under, applicable state and federal law, including the DGCL.
Section 102(b)(7) of the DGCL permits a corporation to provide in its charter that a director of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for payments of unlawful dividends or unlawful stock purchases or redemptions, or (4) for any transaction from which the director derived an improper personal benefit. The Registrant’s certificate of incorporation provides for such limitation of liability.
The Registrant maintains directors' and officers' liability insurance which provides for payment, on behalf of the directors and officers of the Registrant and its subsidiaries, of certain losses of such persons (other than matters uninsurable under law) arising from claims, including claims arising under the Securities Act, for acts or omissions by such persons while acting as directors or officers of the Registrant and/or its subsidiaries, as the case may be.
The Registrant has entered into indemnification agreements with its directors and certain of its officers.
Item 7. Exemption from Registration Claimed
Not applicable.
Item 8. Exhibits
The exhibits filed herewith or incorporated by reference herein are set forth in the Exhibit Index filed as part of this Registration Statement.
Item 9. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Signatures
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, in the State of Texas, on the fourth day of May, 2018.

Andeavor

By:	/s/ GREGORY J. GOFF
Gregory J. Goff
Chairman, President and Chief Executive Officer
Powers of Attorney
Each person whose signature appears below constitutes and appoints Gregory J. Goff, Steven M. Sterin, Blane W. Peery and Kim K.W. Rucker, and each of them severally, his or her true and lawful attorney-in-fact with power of substitution and resubstitution to do any and all things and to sign in his or her name, place and stead, in any and all capacities, this Registration Statement on Form S-8 and any and all amendments thereto (including post-effective amendments), and any other documents in connection therewith, and to file the same with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and things requisite and necessary to be done as fully for all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all that said attorneys-in-fact and agents, each acting alone, and his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ GREGORY J. GOFF	Chairman, President and Chief Executive Officer	May 4, 2018
Gregory J. Goff	(Principal Executive Officer)

/s/ STEVEN M. STERIN	Executive Vice President and Chief Financial Officer	May 4, 2018
Steven M. Sterin	(Principal Financial Officer)

/s/ BLANE W. PEERY	Vice President and Controller	May 4, 2018
Blane W. Peery	(Principal Accounting Officer)

Name	Title	Date

/s/ RODNEY F. CHASE	Director	May 4, 2018
Rodney F. Chase

/s/ PAUL L. FOSTER	Director	May 4, 2018
Paul L. Foster

/s/ EDWARD G. GALANTE	Director	May 4, 2018
Edward G. Galante

/s/ DAVID LILLEY	Director	May 4, 2018
David Lilley

/s/ MARY PAT MCCARTHY	Director	May 4, 2018
Mary Pat McCarthy

/s/ J.W. NOKES	Director	May 4, 2018
J.W. Nokes

/s/ WILLIAM H. SCHUMANN, III	Director	May 4, 2018
William H. Schumann, III

/s/ JEFF A. STEVENS	Director	May 4, 2018
Jeff A. Stevens

/s/ SUSAN TOMASKY	Director	May 4, 2018
Susan Tomasky

/s/ MICHAEL E. WILEY	Director	May 4, 2018
Michael E. Wiley

/s/ PATRICK Y. YANG	Director	May 4, 2018
Patrick Y. Yang

Exhibit Index

Exhibit No.	Description

4.1
Restated Certificate of Incorporation of Andeavor, dated as of August 10, 2012, as amended (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-03473) filed on August 1, 2017).

4.2
Amended and Restated Bylaws of Andeavor effective November 1, 2016, as amended (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 001-03473) filed on August 1, 2017).

5.1*	Opinion of Sullivan & Cromwell LLP.

23.1	Consent of Sullivan & Cromwell LLP (included in Exhibit 5.1).

23.2*	Consent of Ernst & Young LLP.

24.1	Power of Attorney (set forth on signature page).

99.1*	Andeavor 2018 Long-Term Incentive Plan.

*Filed herewith